UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2018

ENVIRO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Idaho	000-30454	83-0266517
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

821 N.W. 57 Place, Fort Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 958-9968

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 8, 2017, Enviro Technologies, Inc. closed the transactions contemplated by the Technology Purchase Agreement dated March 13, 2017 with Schlumberger Technology Corporation, Schlumberger Canada Limited, and Schlumberger B.V. (collectively, the “Purchasers”) pursuant to which we sold our intellectual property, substantially consisting of our Voraxial patents, marks, software and copyrights, to the Purchasers in consideration of up to $4,000,000, of which $3,000,000 was paid to us at closing and balance of $1,000,000 was payable upon the completion of both: (i) the complete transfer of the purchased intellectually property to the Purchasers; and (ii) our provision of transition information, assets and services to the Purchasers, which was estimated to be approximately 12 months from the closing date. On August 20, 2018 these conditions were satisfied and the Purchasers paid us the remaining $1,000,000 of the purchase price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO TECHNOLOGIES, INC.
Date: October 10, 2018	By: /s/ John A. DiBella
John A. DiBella, Chief Executive Officer